UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2025

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2025, Targa Resources Corp. (the “Company”), along with certain of its subsidiaries (the “Subsidiary Guarantors”), completed the previously announced underwritten public offering (the “Offering”) of (i) $1.0 billion aggregate principal amount of the Company’s 5.550% Senior Notes due 2035 (the “2035 Notes”) and (ii) $1.0 billion aggregate principal amount of the Company’s 6.125% Senior Notes due 2055 (the “2055 Notes,” and, together with the 2035 Notes, the “Notes”).

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors (the “Guarantees,” and, together with the Notes, the “Securities”) so long as such Subsidiary Guarantors satisfy certain conditions. The Securities were issued pursuant to the Indenture, dated as of April 6, 2022 (the “Base Indenture”), as supplemented by that certain Tenth Supplemental Indenture, dated as of February 27, 2025 (the “Tenth Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Company expects to use a portion of the net proceeds from the Offering to fund the repurchase from the Company’s joint venture partner of all of the outstanding preferred equity in Targa Badlands LLC, the entity that holds all of the Company’s North Dakota assets, for approximately $1.8 billion in cash (the “Badlands Transaction”). The Company expects the Badlands Transaction to close in the first quarter of 2025, subject to customary closing conditions, with an effective date of January 1, 2025. The Company expects to use the remaining net proceeds from the Offering for general corporate purposes, including to repay borrowings under its unsecured commercial paper note program (the “Commercial Paper Program”). If the Company does not complete the Badlands Transaction, it expects to use the net proceeds from the Offering for general corporate purposes, including to repay borrowings under the Commercial Paper Program, repay other indebtedness, for capital expenditures, for additions to working capital and for investments in its subsidiaries.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3ASR (File No. 333-263730) of the Company (as may be amended from time to time, the “Registration Statement”), as supplemented by the Prospectus Supplement, dated February 24, 2025, relating to the Securities (the “Prospectus Supplement”), filed with the U.S. Securities and Exchange Commission on February 26, 2025. A legal opinion related to the Securities is included as Exhibit 5.1 hereto.

The terms of the Securities and the Indenture are further described in the Registration Statement and the Prospectus Supplement under the captions “Description of Debt Securities” and “Description of the Notes,” respectively. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Base Indenture and the Tenth Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company or the Subsidiary Guarantors for which they received or will receive customary fees and expenses. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee under the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

4.1	Indenture, dated as of April 6, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Current Report on Form 8-K filed April 6, 2022 (File No. 001-34991)).

4.2	Tenth Supplemental Indenture, dated as of February 27, 2025, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Notes (included in Exhibit 4.2 hereto).

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Securities.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: February 27, 2025	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
President – Finance and Administration

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